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                                                                           EX-99
                                         Investors Real Estate Trust

                                           SUBSCRIPTION AGREEMENT
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                       AMOUNT $__________________  NUMBER OF COMMON SHARES ________________

OWNERSHIP                 Name(s) ______________________________________________________________________
REGISTRATION:                                                        (investor(s) names)
                          Address ______________________________________________________________________

                          City ____________________________________ State __________ Zip _______________

                          Social Security Number ____-____-____  or Tax I.D.# ___-_______
                          Date of Birth ____/____/____

                          Social Security Number ____-____-____  or Tax I.D.# ___-_______
                          Date of Birth ____/____/____

Under penalties of perjury, the undersigned certified (1) that the number shown as his taxpayer identification number is his correct taxpayer identification number and (2) that he is not subject to back up withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
_______________________________________________________________________________________________________________
MAILING ADDRESS   Name(s)_________________________________________________________________________
FOR CORRES-                                         _
PONDENCE AND CASH Address_________________________________________________________________________
DISTRIBUTIONS     City ____________________________________ State __________ Zip _______
(If different
from above)
_________________________________________________________________________________________________
TITLE TO  _____Individual          _____Tenants in Common   _____IRA         _____Partnership
BE HELD:  _____Joint Tenants/   _____Corporation      _____Trust     _____Pension Plan
          Rights of Survivorship   _____Marital Property  _____Custodian _____Profit Sharing
_________________________________________________________________________________________________

SIGNATURES:    I hereby certify as follows:  That a copy of the Prospectus, including the Subscription Agreement attached thereto, as amended and/or supplemented to date, has been delivered to me, and I acknowledge that such Prospectus was received.

          Executed this ___ day of _________, 199___, at _______________(city) ____ (state).

          Signature (investor's, otherwise Trustee of IRA, Pension Plan, etc.) ____________________

          Additional Signature (if joint tenant) _____________________________________________
_________________________________________________________________________________________________
The undersigned hereby represents that it has reasonable grounds to believe on the basis of information obtained from the above-named investor concerning his-her investment objectives, other investments, financial situation and needs, and any other information known by it that:

A.   The above-named investor is or will be in a financial position appropriate to enable him-her to realize, to a significant extent, the benefits discussed in the Prospectus;
B.   The above-named investor has a fair market net worth sufficient to sustain the risks inherent in the Shares, including loss of investment and lack of liquidity; and
C.   The Shares are otherwise suitable for the above-named investor.  I further represent that prior to executing this purchase transaction, I informed the above-named investor of all pertinent facts relating to the liquidity of the Shares.
_________________________________________________________________________________________________
SOLICITING          Firm ______________________________________________________________________
DEALER
ENDORSEMENT:        Registered Representative _______________________________ Phone ___________

                    Address ___________________________________________________________________

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                    Dealer Authorized Signature _______________________________________________

NOTE:               Checks to be made payable to: INVESTORS REAL ESTATE TRUST, 12 SOUTH MAIN ST., MINOT, ND 58701
_________________________________________________________________________________________________
Accepted by:        INVESTORS REAL ESTATE TRUST

               By:  ODELL-WENTZ & ASSOCIATES      Date _________________
                        (Advisor)
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